UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

GlycoGenesys, Inc. (the “Company”) received a Nasdaq Staff Determination on November 16, 2004, indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) and that its securities are, therefore, subject to delisting from the Nasdaq SmallCap Market. By November 23, 2004, the Company will request a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq Staff Determination. The appeal will stay the delisting of the Company’s common stock pending the decision of a Nasdaq Listing Qualifications Panel, which is expected to hear the appeal within 45 days of our request. There can be no assurance that the Listing Qualifications Panel will grant the Company’s request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2004	By:	/s/ John W. Burns
John W. Burns
Senior Vice President and Chief Financial Officer